Exhibit 16.1


                               Stan J.H. Lee, CPA
                        794 Broadway Chula Vista CA 91910
                   Telephone (619) 623-7799 Fax (619) 564-3408
                            E-Mail: stan2u@gmail.com


December 14, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sirs and Madams:

We have read Item 4.01 of Form 8-K dated December 2007, of China Shuangji Cement, Ltd. ( f/n/a Trans-Science Corporation) and are in agreement with the statements the statements made with respect to information provided regarding Stan J.H.Lee, CPA. We have no basis to agree or disagree with other statements of the registrant contained therein.



Regards,


/s/ Stan J.H. Lee, CPA
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Stan J.H. Lee, CPA